Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.
Such portions are marked by [****].

EXHIBIT 10.14

SALES REPRESENTATIVE AGREEMENT

THIS AGREEMENT made on the 20the day of October, 2009 by and between Ilios Dynamics, a Massachusetts corporation with its principal office located at 45 First Avenue, Waltham, MA, 02451 (“Ilios”), and American DG Energy, a Massachusetts corporation with an office located at 45 First Avenue, Waltham, MA (the “Representative”).

WITNESSETH:

Whereas, Ilios is engaged in the manufacture and sale of products including industrial equipment and accessories;

Whereas, the Representative desires to promote and to solicit the sale of certain of said products;

Now, therefore, in consideration of the premises and for other good and valuable consideration each to the other given, the parties hereto agree as follows:

1.
Rights of the Representative. The Representative shall be an authorized representative of Ilios with the right to solicit the sale of Ilios products and services in accordance with the terms of this Agreement, and/or to buy and resell such Ilios products as, under the terms of this Agreement, may be offered by Ilios from time to time.

2.
Ilios Policies and Procedures. The Representative shall comply with Ilios's sales, service and service parts policies and procedures, as such policies and procedures are furnished to the Representative from time to time. Ilios shall furnish sales materials at no cost to the Representative.

3.
List of Products and Services. Ilios hereby authorizes the Representative to solicit the sale of the products and services set forth on the document marked Appendix “A” attached hereto and made a part hereof (the “Products”). The Representative agrees that Ilios may from time to time modify this Agreement by providing to the Representative a substitute Appendix “A”.

4.	Equipment Pricing.
A commission shall be paid to the Representative for the sale of all Products listed on Appendix “A” sold on a commission basis by the Representative within the Territory, as set forth in Appendix “D” (the “Territory”), during the term of this Agreement in accordance with Paragraph 5. Par, or standard sales price to the purchaser of the Products shall be equal to the Par Value Multiplier set forth in Appendix “B” times the amount at which such Products are then listed on Ilios's current price list.

5.	Determination and Payment of Commissions to the Representative.

a.
Representative shall be entitled to full commission on each order for which all of the following occur in the Territory: (1) Product Specification, (2) Issuance of an Order, and (3) Installation of a Product. However, when one or more of these three functions occurs in a territory other than the Territory, the commission for all functions shall be distributed as per Appendix “C” and subject to Section d of this Paragraph 5. The whole commission amount will be computed as follows:

i.
Products sold at par or standard sales price shall return a commission to the Representative equal to the Par Commission Multiplier set forth in Appendix “B” times the net sales price (sales price after deducting transportation charges, applicable taxes,

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.
Such portions are marked by [****].

design and/or installation consulting fees, startup and/or first year service monies, collection fees, rebates or returns.)

ii.	Products sold above par or standard sales price: Net overage shall be shared equally by the Representative and Ilios.

iii.	Products sold below par or standard sales price: Net underage shall be borne equally by the Representative and Ilios.

iv.
The minimum sale price for Products shall be equal to the Minimum Price Multiplier set forth on Appendix “B” times the current published list price. This price will be the lowest price available for the Ilios products to any customer or representative.

v.
The Representative may choose to forego receiving a commission and purchase the equipment directly from Ilios. The Ilios sale price for Buy/Resell is equal to Buy/Resell Multiplier set forth on Appendix “B” times the Product list price (including all supplied optional equipment). The cost of transportation charges, applicable taxes, design and/or installation consulting fees, startup and/or first year service monies, collection fees, rebates or returns are the sole responsibility of the Representative.

b.
Commissions shall be paid to the Representative within ten (10) days after full payment of the invoice by the purchaser of the Products. If for any reason Ilios does not receive full payment from the customer, the Representative shall receive only his pro rata share of the commission for the portion of the net sales price actually received by Ilios.

c.
It is understood and agreed that all commissions under this paragraph 5 shall be subject to such split commissions policies as Ilios may from time to time promulgate. The Representative recognizes and agrees that Ilios may change any of the multipliers in Appendix “B” by giving thirty (30) days prior notice to the Representative.

d.
Notwithstanding anything to the contrary in this Paragraph 5 or elsewhere in this Agreement, commissions shall be due and payable to the Representative only on orders which the Representative has demonstrated reasonable efforts to solicit and procure in accordance with its responsibilities set forth in Paragraph 9.

6.	Product Orders.

Product orders submitted by the Representative shall be deemed to be an offer to purchase by the purchaser, and are subject to final approval and acceptance by Ilios at its Home Office in Waltham, Massachusetts.

7.	Price Changes. The Representative recognizes and agrees that Ilios may change the price of any Product at any time upon thirty (30) days prior written notice to the Representative.

8.
Representative Is Independent Contractor. The Representative shall act as an independent contractor. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee between Ilios and the Representative or between Ilios and any agent or any employee of the Representative. Without limiting the foregoing, the Representative shall have no authority to act for or to bind Ilios in any way, to alter any of the terms or conditions of any standard forms or other agreements of Ilios with purchasers of products, to make representations or warranties or to execute agreements on behalf of Ilios or to represent that Ilios is in any way responsible for the acts or omissions of the Representative. The Representative shall indemnify and hold Ilios harmless for any liability, loss or damage (including reasonable attorney's fees) to Ilios resulting from a violation of this Paragraph 8.

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.
Such portions are marked by [****].

9.	Responsibilities of Representative.

a.	The Representative shall promote the sale of the Products set forth on Appendix “A” and render sales and technical services in the Territory.

b.	The Representative shall not personally or through its employees represent himself or themselves as officers or employees of Ilios.

c.
It is acknowledged and agreed by the parties that the policy of Ilios prohibits the payment by any employee or any sales representative of any substantial fee, gift or any other form of compensation as a consideration for or inducement to the obtaining of any contract or order or for the procurement of goods or services on behalf of Ilios. The Representative shall not make any unlawful payments in order to secure a sale or improve its competitive position, and the Representative shall perform its obligations under this Agreement in accordance with all laws, ordinances, rules and regulations of any and all applicable public authorities.

d.	The Representative shall devote its best efforts to promote the maximum sale of the Products in the Territory and to that end shall be required:

i.	To make personal calls on customers and prospective customers in the Territory as frequently as possible and as required by Ilios.

ii.	To render sales and technical services to customers and prospective customers, both before and after sale, as required.

iii.	To maintain an office equipped with telephone service during business hours to assure rapid communications.

iv.	To maintain a staff adequate to provide sales coverage in the Territory.

v.	To report on calls made to customers and prospective customers at such times as are requested by Ilios.

vi.	To furnish Ilios with copies of all letters and other written information submitted by the Representative to customers and prospective customers.

vii.	To assist Ilios, at the Representative's expense, in presentations at trade shows and in sales promotional campaigns when required by Ilios.

e.
The Representative shall pay and be responsible for all expenses in connection with the performance of the terms and conditions of this Agreement on its part, including but not limited to rent, light, heat, telephone, telegraph, postage, stationery, office supplies, salaries of all employees and travel and entertainment expense, and Ilios shall have no responsibility or liability therefor.

f.	The Representative shall, prior to the commencement of each calendar quarter, furnish to Ilios sales forecasts for the customers in the Territory for such quarter.

g.
The Representative shall maintain customer contacts with respect to such items as drawings, specifications, termination claims, controversial items, and any other transactions directly or incidentally arising from the processing of the business of a customer or prospective customer, or from the initiation, administration or continuation of contacts with that customer.

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.
Such portions are marked by [****].

h.	The Representative shall not receive any funds or enter into any contractual liability on behalf of Ilios.

i.	The Representative shall report available information as to the credit standing of potential or actual customers to Ilios.

j.	The Representative shall report to Ilios any violations of Ilios's trademarks by other parties of which the Representative becomes aware.

k.
The Representative agrees to indemnify and save harmless Ilios from all losses and damages (including reasonable attorney's fees) that Ilios may sustain or become liable for by reason of claims against it resulting from unauthorized acts or statements of the Representative or the Representative's employees, agents or representatives.

l.
The Representative will use its best efforts to assist Ilios, upon its request, with any collections for Products sold in the Territory, and shall remit to Ilios any amounts paid to the Representative by a customer for Products, inadvertently or otherwise.

m.	The parties agree to a quarterly review of the Representative's sales and/or promotional performance in accordance with the terms of this Agreement and with the sales quotas set forth in Appendix “F”.

10.	Term and Termination.

a.
The initial term of this Agreement shall commence and be effective as of the date first above written and shall terminate on the fifth anniversary of such date. Thereafter this Agreement shall be renewed for successive one-year terms unless either party provides to the other party written notice of its intent to terminate, with or without cause, at least sixty (60) days prior to the end of the term. Notwithstanding anything to the contrary in this Section a of this Paragraph 10, this Agreement may be terminated early pursuant to Section b of this Paragraph 10.

b.
This Agreement may be terminated for any reason by either party upon sixty (60) days prior written notice to the other party. This Agreement may be terminated with cause, as defined below, by either party upon thirty (30) days prior written notice to the other party, except that in the event that a party becomes insolvent or seeks to terminate its existence, or in the event that any petition in bankruptcy, either voluntary or involuntary, is filed with respect to the business of a party, the other party may terminate this Agreement effective immediately upon the delivery of written notice.

c.
Upon either receipt of or mailing of notice of termination of this Agreement, the Representative shall, within ten (10) working days, submit to Ilios at its home office in Waltham, Massachusetts a written list of outstanding quotations or pending projects originated by the Representative. Ilios shall pay the Representative a commission for such quotations and/or pending projects for which orders and payment are received after termination resulting in shipments in accordance with the following schedule:

i.	Approved Orders within 30 days of termination shall result in 60% of the net commission described in Paragraph 5 to the Representative.

ii.	Approved Orders within thirty-one (31) to sixty (60) days of termination shall result in 40% of the net commission described in Paragraph 5 to the Representative.

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.
Such portions are marked by [****].

iii.	Approved Orders within sixty-one (61) to ninety (90) days of termination shall result in 20% of the net commission described in Paragraph 5 to the Representative.

iv.	Approved Orders later than ninety (90) days of termination shall result in no commission to the Representative.

d.
It is understood and agreed that if, upon the date of mailing of notice of termination, the Representative is indebted to Ilios, such indebtedness may partially or wholly be satisfied by offsetting any commissions then due, or thereafter becoming due, to the Representative.

e.
It is further understood and agreed that the Representative waives any commissions under Section c of Paragraph 10 if, as agent for a competitor of Ilios, the Representative attempts to secure for such competitor orders for products and services covered by the specific quotation and/or projects referenced in Section c of this Paragraph 10.

f.
Cause for termination shall mean (a) breach by either party of its obligations under this Agreement or (b) in the case of the Representative, (i) failure to meet any sales quota set for in Appendix “F” or (ii) failure to maintain positive working relationships, as demonstrated in the quarterly review of the Representative's performance pursuant to Section m of Paragraph 9, with utilities, customers or other entities important to Ilios's business within the Territory.

11.
Marketing Territory. Ilios grants the Representative the privilege to solicit exclusively all purchasers in the Territory, subject to the exclusions set forth in Appendix “E. Subject to the preceding sentence, Ilios will not sell any Products within the Territory except through the Representative..

12.
Competing Products. The Representative has the right to carry and sell products other than and in addition to the Products provided, however, that unless otherwise agreed by the parties, the Representative shall not sell, distribute, advertise or in any way deal in or with any products, which, in the opinion of Ilios, are competitive with any of the Products.

13.
Confidentiality. The Representative shall maintain the confidentiality of, and not disclose to others, any confidential or proprietary information of Ilios that it may now have or may hereafter obtain, including without limitation specifications, technical reports, customer lists and product plans relating to Ilios's business or products.

14.
Proprietary Rights; Trademarks. The Representative shall conduct its business under its own name. Neither this Agreement nor any sale of Products under this Agreement shall be construed as granting to the Representative any license or right in or to any patent, copyright, trademark or other proprietary right of Ilios. The Representative shall not use any trademarks or tradenames of Ilios in any manner, except as authorized in writing by Ilios or in connection with the use of literature supplied by Ilios. The Representative shall discontinue such usage upon the termination of this Agreement.

15.
Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or, if mailed, when mailed by United States certified or registered mail, postage prepaid, to the parties at the addresses first set forth above or at such other address as may be given in writing by either party to the other in accordance with this Paragraph 15.

16.
Assignability. The Representative acknowledges that Ilios is entering into this Agreement in reliance upon the personal reputation, qualifications and abilities of the present owner or owners of the Representative's business and operations, and accordingly, the Representative may not assign its rights or obligations under this Agreement, either voluntarily or by operation of law, except with the prior written

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.
Such portions are marked by [****].

consent of Ilios. A change in control of the Representative's business shall be deemed to be an assignment for this purpose.

17.
Sales of Units Outside the Assigned Territory. The representative shall have the right to purchase Product at the buy/resell price for installation outside the exclusive territory assigned under Appendix D, so long as the intended use is for energy projects whereas the representative retains complete long-term ownership of the Product. Long-term ownership is defined herein as five years or more.

18.	Miscellaneous.

a.	This Agreement shall be construed according to the laws of the Commonwealth of Massachusetts.

b.
This Agreement constitutes the entire understanding between the parties relating to the subject matter of this Agreement and supersedes all prior writings, negotiations or understandings with respect thereto. No modification or addition to this Agreement shall have any effect unless it is set forth in writing and signed by both parties.

c.
The waiver by Ilios of any breach of any provision of this Agreement shall not be construed as a continuing waiver of such breach or as a waiver of other breaches of the same or of other provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the day and year first written above.

Ilios Dynamics                        American DG Energy
(Ilios)                            (Representative)

By:     /s/ Robert A. Panora                By:    /s/ Barry J. Sanders
Robert A. Panora                    Barry J. Sanders
Title:    President                    Title:    President & COO

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.
Such portions are marked by [****].

APPENDIX “A” - PRODUCTS

The Representative shall have the right to solicit the sale of all Ilios products and services set forth below.

•	All Ilios Dynamics Natural Gas Engine-Driven Heating Products, including options and accessories.

•	Service parts not included, but open to discussion at a future date.

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.
Such portions are marked by [****].

APPENDIX “B” - MULTIPLIERS

The parties agree to the multipliers set forth below:

[****]

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.
Such portions are marked by [****].

APPENDIX “C” - COMMISSION SPLIT
The following is the commission split, as described in Paragraph 5:
(1)Product Specification    :    40%
(2)Issuance of Order    :    40%
(3)Installation of Product    :    20%

If there is no representative in any of the territories where the events described in clause (1), (2) or (3) above take place, then the payment which would have been made to such representative shall be retained by Ilios. To eliminate dispute, documents (e.g., quotations, correspondence or specifications) relevant to the sale must promptly be sent to Ilios to substantiate a claim by the Representative to a share of commission payments.

Ilios reserves the right, in its sole discretion, to establish, and from time to time to change, its policy for determining what elements will be considered in the division of compensation among representatives and territories and the amount of compensation to be allocated to each. The decision of Ilios on the application of the above rules or any revised rules to any particular order shall be final and binding on the Representative.

Ilios shall use its best efforts, prior to or concurrently with the quotation of an order, to notify the Representative that the commissions on such order may be split and to indicate the basis for such split (subject to revision upon the acceptance of the order). In an event shall the total commissions, which Ilios is required to pay on a single order, exceed the amount of the commission payable pursuant to Paragraph 5.

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.
Such portions are marked by [****].

APPENDIX “D” - TERRITORY

The Representative shall have the right to solicit the sale of all Ilios products and services set forth in Appendix “A” in the marketing territory of the New England States including Connecticut, Rhode Island, Massachusetts, New Hampshire, Vermont and Maine. The marketing territory shall also include all the nations in the European Union.

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.
Such portions are marked by [****].

APPENDIX “E” - EXCLUDED CUSTOMERS

The parties agree to the following list of “Excluded Customers”.

1.	Any customer who purchases or installs any equipment for:

a.Any Ilios research and development project.

b.Any Ilios field demonstration unit.

c.Any research and development project of a customer of Ilios.

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.
Such portions are marked by [****].

APPENDIX “F” - SALES QUOTAS

Although the performance of the Representative is to be reviewed on a quarterly basis, the sales quotas are to be set for each calendar year. The sales quota is the value of orders accepted by the Company for products as laid out in Appendix “A” as sold by the Representative.

Sample Sales Quota

The sales quota for the Representative, for the period ending month, day, year is:

$amount in quotations or $amount in Sales or installation of_______ tons of equipment
And for the year ending month, day, year is:

$amount in quotations or $amount in Sales or installation of ______ tons of equipment
Future sales quotas will be developed as the market is further defined.